                                                                    EXHIBIT 99.1


                   [VAVRINEK, TRINE, DAY, & CO. LETTERHEAD]



                          INDEPENDENT AUDITORS' REPORT



Foothill Independent Bank
Partners In Your Future 401(K) Profit Sharing Plan
Glendora, California

We have audited the accompanying statements of net assets available for benefits of the Foothill Independent Bank Partners In Your Future 401(K) Profit Sharing Plan as of December 31, 1995 and 1994, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Foothill Independent Bank Partners In Your Future 401(K) Profit Sharing Plan at December 31, 1995 and 1994 and the changes in its net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule of Assets Held for Investment Purposes is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                        /s/ VAVRINEK, TRINE, DAY, & CO.
March 15, 1996
Rancho Cucamonga, California

                           FOOTHILL INDEPENDENT BANK
                            PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

                STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                           DECEMBER 31, 1995 AND 1994

 ASSETS                                                                               1995                1994
                                                                                   ----------           --------
    INVESTMENTS AT FAIR MARKET VALUE

       Mutual Funds                                                                $  559,167           $358,995
       Foothill Independent Bank Stock                                                529,913            289,492
       Money Market Funds                                                             141,547             99,631
       Loan Funds                                                                       2,208             41,790
                                                                                   ----------           --------
                Total Investments (Note #3)                                         1,232,835            789,908


    CASH                                                                                   64

    RECEIVABLES (Note #4)                                                              19,471              9,760
                                                                                   ----------           --------
                Total Assets                                                        1,252,370            799,668



 LIABILITIES

    Benefits Payable (Note #5)                                                          7,921             18,762
    Other                                                                                                    125
                                                                                   ----------           --------
                Total Liabilities                                                       7,921             18,887
                                                                                   ----------           --------
 NET ASSETS AVAILABLE FOR BENEFITS                                                 $1,244,449           $780,781
                                                                                   ==========           ========





The accompanying notes are an integral part of these financial statements.

                           FOOTHILL INDEPENDENT BANK
                            PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                 FOR THE YEAR ENDED DECEMBER 31, 1995 AND 1994



 ADDITIONS TO NET ASSETS ATTRIBUTED TO                                                   1995                1994
                                                                                      ----------           --------
    Net unrealized appreciation (depreciation)
      in Fair Value of Assets                                                         $   26,357           $(15,499)
    Interest                                                                              11,364              3,634
    Dividends                                                                             77,045             17,600
    Realized gain (loss) on sale of assets                                                16,986             (9,689)
    Other Income                                                                           1,185              1,559
                                                                                      ----------           --------
                Total Investment Income (Loss)                                           132,937             (2,395)
                                                                                      ----------           --------
    Contributions

       Employee                                                                          432,526            424,769
       Employer                                                                          134,160            105,259
                                                                                      ----------           --------
                Total Contributions                                                      566,686            530,028
                                                                                      ----------           --------
                Total Additions to Net Assets                                            699,623            527,633
                                                                                      ----------           --------

 DEDUCTION FROM NET ASSETS ATTRIBUTED TO

    Benefits Paid

       Directly to Participants                                                         (235,955)           (96,359)
                                                                                      ----------           --------
 NET INCREASE IN NET ASSETS                                                              463,668            431,274
 NET ASSETS AVAILABLE FOR BENEFITS, Beginning of Year                                    780,781            349,507
                                                                                      ----------           --------
 NET ASSETS AVAILABLE FOR BENEFITS, End of Year                                       $1,244,449           $780,781
                                                                                      ==========           ========





The accompanying notes are an integral part of these financial statements.

                           FOOTHILL INDEPENDENT BANK
                            PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994


NOTE #1 - DESCRIPTION OF PLAN

The following description of the Foothill Independent Bank Partners In Your Future 401(K) Profit Sharing Plan provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

A. GENERAL - The Plan is a defined contribution plan covering all full-time employees of Foothill Independent Bank (FIB). There is no age or service requirement. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). FIB adopted the Plan effective January 1, 1994.

B. CONTRIBUTIONS - Each year, FIB contributes to the Plan matching contributions equal to a discretionary percentage, to be determined by the Employer, of the participant's salary reductions. Participants may contribute up to 10 percent of their annual wages before bonuses and overtime.

C. PARTICIPANT ACCOUNTS - Each participant's account is credited with the participant's contribution and allocation of (a) the FIB contributions, and (b) Plan earnings. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

D. VESTING - Participants are vested in FIB Contributions according to the following schedule:

                  YEAR OF SERVICE               PERCENTAGE
                  ---------------               ----------
                      1 Year                        25%
                      2 Years                       50%
                      3 Years                      100%


       Employee Contributions, Deferrals, and Rollovers are immediately 100% vested. No vested benefit may be forfeited.

E. PAYMENT OF BENEFITS - On termination of service, a participant may receive a lump-sum amount equal to the value of his or her account or may roll-over the value of his or her account to another plan.

F. LOANS TO PARTICIPANTS - Participants may apply for a loan of up to one half of total prior contributions. The loans are secured by the accounts of the participant. The loans are available to all participants and bear a reasonable rate of interest.

                           FOOTHILL INDEPENDENT BANK
                            PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994


NOTE #2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

VALUATION OF ASSETS
-------------------

If available, quoted market prices are used to value investments. Many factors are considered in arriving at fair value. Mutual funds are valued based upon the market unit value of the fund as a whole and not on individual investments of the fund.

TAX STATUS
----------

The Trust established under the Plan to hold the Plan's assets is qualified under the appropriate section of the Internal Revenue Code. Accordingly, the Plan's net investment income is exempt from income taxes. The Plan has received a favorable tax determination letter from the Internal Revenue Service and the Plan sponsor believes that the Plan continues to qualify and operate as designed.

ADMINISTRATION OF PLAN ASSETS
-----------------------------

Contributions made by FIB and its employees are held and managed by a Trustee, which invests the cash received, interest, and dividends in accordance with participant's instructions. Distributions to participants are made by the Trustee. The Trustee also administers the payment of principal and interest on participant loans.

Certain administrative functions are performed by officers or employees of FIB. No such officer or employee receives additional compensation from the Plan.
The administrative and Trustee fees associated with the Plan are paid by FIB and not from the Plan Assets.

                           FOOTHILL INDEPENDENT BANK
                            PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994


NOTE #3 - INVESTMENTS

The Plan's investments are held by a bank administered Trust Fund. The following table presents the fair values of investments. Investments that represent 5 percent or more of the plans net assets are separately identified.

                           FAIR VALUE OF INVESTMENTS

                                                           DECEMBER 31, 1995
                                                       ------------------------
                                                         COST           FAIR
                                                         BASIS         VALUE
                                                       ----------    ----------
 Mutual Funds                                          $             $
       Growth Equity Fund                                 184,870       214,727
       Intermediate Term Bond Fund                         92,181        95,544
       Balance Fund                                       221,211       248,896
 Foothill Independent Bank Stock                          559,461       529,913
 Money Market Funds                                       141,547       141,547
 Loan Funds                                                 2,208         2,208
                                                       ----------    ----------
             Total Investments                         $1,201,478    $1,232,835
                                                       ==========    ==========




                                                           DECEMBER 31, 1994
                                                       ------------------------
                                                         COST          FAIR
                                                         BASIS         VALUE
                                                       ----------    ----------
 Mutual Funds                                          $             $
       Growth Equity Fund                                 150,300       148,276
       Intermediate Term Bond Fund                         56,308        52,229
       Balance Fund                                       164,377       158,490
 Foothill Independent Bank Stock                          286,702       289,492
 Money Market Funds                                        99,631        99,631
 Loan Funds                                                41,790        41,790
                                                       ----------    ----------
             Total Investments                         $  799,108    $  789,908
                                                       ==========    ==========

                           FOOTHILL INDEPENDENT BANK
                            PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994


NOTE #3 - INVESTMENTS - Continued

                            NET CHANGE IN FAIR VALUE

During 1995 and 1994, the Plan's investments (including investments bought, sold, and held during the year) appreciated in value by $26,357 during 1995 and depreciated in value by $(15,499) during 1994 as follows:

                                                              DECEMBER 31,
                                                         ----------------------
                                                           1995          1994
                                                         --------      --------
 Mutual Funds                                            $ 55,905      $(15,932)
 Foothill Independent Bank Stock                          (29,548)          433
                                                         --------      --------
             Net Change in Fair Value                    $ 26,357      $(15,499)
                                                         ========      ========


NOTE #4 - RECEIVABLES

Receivables at December 31 consist of the following:

                                                           1995        1994
                                                          -------     ------
                   Contributions

                    Employer                              $ 5,437     $2,703
                    Employee                               14,034      7,057
                                                          -------     ------
                        Total Receivables                 $19,471     $9,760
                                                          =======     ======



NOTE #5 - PENDING BENEFITS PAYABLE

As of December 31, payments to participants whom have withdrawn from the Plan, but have not yet been paid totaled $7,921 and $18,762 for 1995 and 1994, respectively.


NOTE #6 - TERMINATION OF PLAN

Although it has not expressed any intent to do so, FIB has the right under the Plan to discontinue its contributions at any time and to terminate the Plan, subject to provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their accounts.

                                                                    SCHEDULE ONE

                          FOOTHILL INDEPENDENT BANK
                           PARTNERS IN YOUR FUTURE

                          401(K) PROFIT SHARING PLAN

                              DECEMBER 31, 1995

FORM 5500 - SCHEDULE G

Part I - Schedule of Assets Held for Investment Purposes

   Identity of Issue, Borrower,                                                                Current
     Lessor or Similar Party                 Description of Investment             Cost         Value
   ----------------------------              -------------------------          ----------    ----------
 Foothill Independent Bank            Common Stock 73,828 shares                $  559,461    $  529,913

 Union Bank Money Market Fund         Money Market Funds 141,547 units             141,547       141,547

 Union Bank Intermediate Term         Mutual Funds 9,014 units                      92,181        95,544
 Bond Fund

 Union Bank Balance Fund              Mutual Funds 18,261 units                    221,211       248,896

 Union Bank Growth Equity Fund        Mutual Funds 12,521 units                    189,870       214,727

 Participant Loans                    Various loans at 8.25% -10.43% interest        2,208         2,208
                                                                                ----------    ----------
                                                                                $1,206,478    $1,232,835
                                                                                ==========    ==========